Hilda Mackow
                                               Vice President, Communications
                                               Moore Corporation Limited
                                               (416) 364-2600

                                               Lissa Perlman
                                               Kekst and Company
                                               (212) 593-2655


                    Moore Corporation Responds to Inquiries

                  TORONTO(October 19, 1995) - Moore Corporation Limited(TSE, ME,
NYSE: MCL) said today, "As far as Moore is concerned, yesterday's announcement from Wallace Computer Services (NYSE:WCS) changes nothing. It's now up to the shareholders to speak."

                                      ###

                  Moore  Corporation  Limited is a global  leader in  delivering information  handling  products and services that create  efficiency and enhance competitiveness for customers. Founded in Toronto in 1882, Moore has approximately 20,000 employees and over 100 manufacturing facilities serving customers in 59 countries. Sales in 1994 were US$2.4 billion.